UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 23, 2018

Juniper Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34501	770422528
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1133 Innovation Way, Sunnyvale, California	94089
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 745-2000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On May 29, 2018, Juniper Networks, Inc. (the “Company”) announced Terrance F. Spidell, Vice President, Corporate Controller and Chief Accounting Officer of the Company, will step down from his current role 30 days after his successor has been named and is in place (the “Resignation Date”).

In connection with his future transition, the Company entered into a Letter Agreement, dated May 24, 2018, with Mr. Spidell that outlines Mr. Spidell’s responsibilities, obligations, compensation and benefits until his full time employment with the Company ends.

Until the Resignation Date, Mr. Spidell’s base salary and benefits will remain unchanged and he will continue to vest in his equity awards pursuant to their terms.

Subject to certain terms and conditions, including his continued compliance with the Company’s policies and his Confidential Information and Invention Assignment Agreement and his execution of a release, Mr. Spidell will be entitled to receive a severance payment equal to (i) six (6) months’ base salary plus (ii) an additional cash lump sum payment in the amount of $8,000 in lieu of COBRA, in each case less all applicable withholding, in the event he is not terminated for cause and does not terminate his employment prior to the Resignation Date.

The description of the Letter Agreement is qualified in its entirety by reference to the text of the Letter Agreement, which is attached as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 24, 2018, at the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company, the Company’s stockholders voted upon the following proposals described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 10, 2018: (1) to elect nine directors; (2) to ratify the appointment of Ernst & Young LLP, an independent registered public accounting firm, as auditors for the fiscal year ending December 31, 2018; (3) to approve a non-binding advisory vote regarding executive compensation; and (4) to vote upon a proposal submitted by one of our stockholders, which was properly presented at the Annual Meeting.

All nominated directors were elected, the stockholder proposal was not approved, and the other proposals were approved by the required stockholder vote. The final voting results with respect to each proposal is as set forth below.

(1) Proposal for election of nine directors:

	For	Against	Abstain	Broker Non-Votes
Robert M. Calderoni	247,368,549	27,736,845	225,142	32,728,759

Gary Daichendt	267,321,137	7,785,151	224,248	32,728,759

Kevin DeNuccio	268,440,849	6,664,378	225,309	32,728,759

James Dolce	267,378,529	7,725,079	226,928	32,728,759

Mercedes Johnson	272,225,012	2,882,340	223,184	32,728,759

Scott Kriens	264,045,903	11,194,309	90,324	32,728,759

Rahul Merchant	268,453,545	6,649,750	227,241	32,728,759

Rami Rahim	273,947,777	1,290,988	91,771	32,728,759

William Stensrud	254,488,233	17,988,698	2,853,605	32,728,759

(2) Proposal to ratify Ernst & Young LLP as auditors for the fiscal year ending December 31, 2018:

For	Against	Abstain
302,245,746	5,656,078	157,471

(3) Proposal to approve a non-binding advisory resolution on the compensation of the named executive officers of the Company:

For	Against	Abstain	Broker Non-Votes
262,348,244	12,529,270	453,022	32,728,759

(4) Stockholder proposal relating to annual disclosure of EEO-1 data:

For	Against	Abstain	Broker Non-Votes
120,327,361	153,599,549	1,403,626	32,728,759

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description
10.1	Letter Agreement, dated May 24, 2018, between Juniper Networks, Inc. and Terrance F. Spidell

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Juniper Networks, Inc.

Date: May 29, 2018	By:	/s/ Brian M. Martin
	Name:	Brian M. Martin
	Title:	Senior Vice President and General Counsel